Exhibit 99.1
DTE Energy reports second quarter earnings

•Received approval of landmark CleanVision Integrated Resource Plan (IRP) settlement agreement with Michigan stakeholders, ending DTE’s use of coal in 2032
•Continued progress with MIGreenPower program
•Invested heavily in infrastructure to improve reliability and generate more clean energy
•Named one of the top 50 most community-minded companies in the U.S. by Points of Light
•Partnered with Michigan Department of State to remove workforce barriers for Michiganders
•Planted over 4,300 trees during spring planting season with the Detroit Tree Equity Partnership, growing the benefits of a tree canopy in communities that need it most

DETROIT, July 27, 2023 – DTE Energy (NYSE:DTE) today reported second quarter earnings of $201 million or $0.97 per diluted share, compared with $37 million, or $0.19 per diluted share in 2022.

Operating earnings for the second quarter 2023 were $206 million, or $0.99 per diluted share, compared with 2022 operating earnings of $171 million, or $0.88 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.
DTE Energy recently reached a historic clean energy settlement agreement with stakeholders to transform energy generation and dramatically reduce carbon emissions.

“Our CleanVision Integrated Resource Plan outlines our investment in Michigan's future and we are grateful to the 21 organizations from across Michigan for their diligent work on this settlement agreement," said Jerry Norcia, DTE Energy chairman and CEO. "From ending the use of coal in 2032, to reducing future costs of our clean energy transformation by $2.5 billion, this plan is a roadmap to cleaner, more reliable and affordable energy for our customers."

Norcia noted the following accomplishments:

•Landmark CleanVision IRP will end DTE’s use of coal in 2032 while developing enough Michigan-generated renewables to power approximately four million homes: This plan accelerates DTE’s decarbonization goals, further accelerating the full retirement of the Monroe Power Plant from 2035 to 2032. DTE Electric plans to achieve 85% CO2 emission reductions in nine years with a goal of net zero carbon emissions by 2050.

•Continued progress with MIGreenPower program: Dakkota Integrated Systems enrolled in MIGreenPower, DTE’s voluntary renewable energy program. The enrollment will attribute 100% of the electricity use at Dakkota’s Detroit location to DTE’s wind and solar parks, which has the environmental benefit equivalent to the carbon captured by more than 1,500 acres of forests annually.

•Invested heavily in utility infrastructure: DTE Electric invested $1.5 billion in the first half of the year on continued improvements in reliability and cleaner energy generation for its customers while DTE Gas invested nearly $350 million on infrastructure and main renewal improvements.

•Received Civic 50 award: For six years in a row, the hard work and dedication of DTE’s team members have resulted in Points of Light naming DTE one of the top 50 most community-minded companies in the United States with its Civic 50 Award. Projects like the Tree Trim Academy, License Restoration Clinics and Community Network were pivotal in earning this recognition.

•Facilitated driver’s license restorations: DTE has joined with the Michigan Department of State and other organizations to help Michiganders with driving license issues at in-person license restoration clinics across the state. The “Road to Restoration” has helped 7,500 Michiganders, trained 100 volunteer attorneys and enlisted 15 Michigan nonprofits to help. DTE volunteers help staff these clinics and our legal department helps guide people through the process.

•Improved Detroit urban tree numbers bringing the benefits of a tree canopy to more in the city: The Detroit Tree Equity Partnership (DTEP) planted over 4,300 trees during the spring planting season – over 1,200 more trees than the initial goal. DTEP also added new trainees to its crew while focusing on planting along commercial corridors, parks, vegetative buffers and blighted areas. Growing Detroit’s tree canopy in these targeted areas means lower street-level temperatures, reduced flooding risk and fewer respiratory ailments in these communities.

Outlook for 2023

DTE Energy reaffirms 2023 operating EPS guidance of $6.09 - $6.40.

“Our 2023 plan is on track as we continue to deliver for our team members, communities, customers and shareholders,” David Ruud, DTE executive vice president and CFO, said.

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:30 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada are toll free: (888) 510-2008 or international: (646) 960-0306. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors. An audio replay of the call will be available from noon today to Sunday, Aug 27, 2023. To access the replay, dial U.S. and Canada toll free (800) 770-2030 or international toll (647) 362-9199 and enter the passcode 4987588.

About DTE Energy

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy Company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric Company serving 2.3 million customers in Southeast Michigan and a natural gas Company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on custom energy solutions, renewable energy generation and energy marketing and trading. Through our commitment to cleaner energy, DTE Electric plans to reduce CO2 emissions by 90% and DTE Gas will plan to reduce methane emissions 80% by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric and Gas aspire to achieve net zero carbon emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure.

In this release, DTE Energy discusses 2023 operating earnings guidance. It is likely that certain items that impact the company's 2023 reported results will be excluded from operating results. Reconciliations to the comparable 2023 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted.

Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Pete Ternes: 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30,
	2023					2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$178	$—		$—	$178	$186	$—		$—	$186

DTE Gas	24	—		—	24	6	—		—	6

Non-utility operations
DTE Vantage	26	—		—	26	28	—		—	28

Energy Trading	31	7	A	(2)	36	(127)	179	A	(45)	7

Non-utility operations	57	7		(2)	62	(99)	179		(45)	35

Corporate and Other	(58)	—		—	(58)	(56)	—		—	(56)

Net Income Attributable to DTE Energy Company	$201	$7		$(2)	$206	$37	$179		$(45)	$171

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended June 30,
	2023					2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$0.86	$—		$—	$0.86	$0.95	$—		$—	$0.95

DTE Gas	0.12	—		—	0.12	0.03	—		—	0.03

Non-utility operations
DTE Vantage	0.12	—		—	0.12	0.15	—		—	0.15

Energy Trading	0.15	0.03	A	(0.01)	0.17	(0.65)	0.93	A	(0.24)	0.04

Non-utility operations	0.27	0.03		(0.01)	0.29	(0.50)	0.93		(0.24)	0.19

Corporate and Other	(0.28)	—		—	(0.28)	(0.29)	—		—	(0.29)

Net Income Attributable to DTE Energy Company	$0.97	$0.03		$(0.01)	$0.99	$0.19	$0.93		$(0.24)	$0.88

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30,
	2023						2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$279	$—		$—		$279	$387	$—		$—	$387

DTE Gas	195	—		—		195	202	—		—	202

Non-utility operations
DTE Vantage	53	—		—		53	42	—		—	42

Energy Trading	169	(213)	A	54		10	(136)	251	A	(63)	52

Non-utility operations	222	(213)		54		63	(94)	251		(63)	94

Corporate and Other	(50)	—		(7)	B	(57)	(64)	—		—	(64)

Net Income Attributable to DTE Energy Company	$646	$(213)		$47		$480	$431	$251		$(63)	$619

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
B) Adjustment to Income Tax Expense due to a tax law change in West Virginia

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Six Months Ended June 30,
	2023						2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$1.35	$—		$—		$1.35	$1.99	$—		$—	$1.99

DTE Gas	0.95	—		—		0.95	1.04	—		—	1.04

Non-utility operations
DTE Vantage	0.25	—		—		0.25	0.22	—		—	0.22

Energy Trading	0.82	(1.04)	A	0.26		0.04	(0.70)	1.30	A	(0.33)	0.27

Non-utility operations	1.07	(1.04)		0.26		0.29	(0.48)	1.30		(0.33)	0.49

Corporate and Other	(0.24)	—		(0.03)	B	(0.27)	(0.33)	—		—	(0.33)

Net Income Attributable to DTE Energy Company	$3.13	$(1.04)		$0.23		$2.32	$2.22	$1.30		$(0.33)	$3.19

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page